UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

Obagi Medical Products, Inc.
(Exact name of registrant as specified in its charter)

001-33204
(Commission File Number)

Delaware	22-3904668
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 500, Long Beach, CA 90806
 (Address of principal executive offices, with zip code)

(562) 628-1007
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	Obagi Medical Products, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) on June 7, 2011.

(b)
Proposal 1: At the 2011 Annual Meeting, the stockholders elected each of the nominees listed below as directors, to serve on the Company’s Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The vote for each director was as follows:

	Total Affirmative Votes	Total Withheld Votes	Total Broker Non-Votes
Albert F. Hummel	11,799,430	4,535,847	938,631
Albert J. Fitzgibbons III	11,490,782	4,844,495	938,631
Ronald P. Badie	9,600,678	6,734,599	938,631
John A. Bartholdson	11,491,302	4,843,975	938,631
John H. Duerden	11,491,352	4,843,925	938,631
Edward A. Grant	11,491,552	4,843,725	938,631

(c)
Proposal 2:  At the 2011 Annual Meeting, the stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The vote on this proposal was as follows:

Votes For	15,099,051
Votes Against	267,590
Abstentions	1,907,267
Broker Non-Votes	Not applicable

(d)
Proposal 3:  In addition, at the 2011 Annual Meeting, the stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 4.02 of Regulation S-K in the “Compensation Discussion and Analysis” section, compensation tables and other narrative disclosures in the proxy statement for the 2011 Annual Meeting. The vote on this proposal was as follows:

Votes For	14,301,387
Votes Against	217,585
Abstentions	1,816,305
Broker Non-Votes	938,631

(e)
Proposal 4:  Finally, at the 2011 Annual Meeting, the stockholders voted to conduct an advisory vote on the frequency of future advisory votes on executive compensation.  The vote on this proposal was as follows:

One Year	13,528,987
Two Years	132,188
Three Years	2,372,231
Abstentions	301,871
Broker Non-Votes	938,631

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBAGI MEDICAL PRODUCTS, INC.

Date: June 7, 2011	By:	/s/ Preston S. Romm
Preston S. Romm
Chief Financial Officer